Exhibit 99.1

SolarWinds Announces Second Quarter 2020 Results
AUSTIN, Texas - August 6, 2020 - SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its second quarter ended June 30, 2020.
On a GAAP basis:

•	Total revenue for the second quarter of $246.0 million, representing 7.5% growth on a reported basis.

•	Total recurring revenue for the second quarter of $212.3 million, representing 12.0% growth on a reported basis. Total recurring revenue includes:

◦	Maintenance revenue for the second quarter of $116.5 million, representing 5.1% growth on a reported basis.

◦	Subscription revenue for the second quarter of $95.8 million, representing 21.7% growth on a reported basis.

•	Net income for the second quarter of $12.8 million.
On a non-GAAP basis:

•	Non-GAAP total revenue for the second quarter of $246.6 million, representing 6.9% year-over-year growth on a reported basis and 7.7% year-over-year growth on a constant currency basis.

•
Non-GAAP total recurring revenue for the second quarter of $212.9 million, representing 11.2% year-over-year growth on a reported basis and 12.1% year-over-year growth on a constant currency basis. Non-GAAP total recurring revenue includes:

◦	Non-GAAP maintenance revenue for the second quarter of $116.5 million, representing 5.1% year-over-year growth on a reported basis.

◦	Non-GAAP subscription revenue for the second quarter of $96.4 million, representing 19.6% year-over-year growth on a reported basis.

•	Adjusted EBITDA for the second quarter of $119.1 million, representing a margin of 48.3% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“Operating in a challenging global economic environment, we delivered second quarter non-GAAP total revenue of $246.6 million, representing 7% year-over-year growth, and at the high end of our outlook range,” said Kevin Thompson, president and CEO, SolarWinds. “Despite evidence of ongoing budget pressures for IT pros, we continue to see a bright spot for SolarWinds and an opportunity to continue capturing market share. Our business was built to disrupt markets through a set of integrated products that combine affordability with ease of use. As we have seen over the previous several months, the work that IT organizations and MSPs do to keep the applications and systems that businesses rely on up and running is as critical as ever. We remain focused on helping IT Pros and MSPs maintain and secure business-critical environments, and we believe that our unique approach to solving IT management challenges positions us to be a partner of choice moving forward.”
“We executed disciplined expense management in the quarter, generating $119.1 million of Adjusted EBITDA, representing a 48% Adjusted EBITDA margin that increased sequentially over three percentage points from the first quarter,” added Bart Kalsu, executive vice president and CFO, SolarWinds. “Cash collections were strong in the quarter and contributed to the conversion of 95% of our Adjusted EBITDA into Unlevered Free Cash Flow. Additionally, our recurring revenue mix continued to grow to 86% in the second quarter, and included better-than-expected sales of our Orion product portfolio via our new subscription pricing option. We pride ourselves in being adaptable to changing market conditions, whether that requires responding to customer demands or maximizing our business for sustainable growth and best-in-class profitability.”

Additional highlights for the second quarter of 2020 include:

•
SolarWinds closed the largest commercial transaction in its history in the second quarter, as a large global financial institution further standardized on SolarWinds’ monitoring and management technology.

•
In April 2020, SolarWinds introduced new subscription-based pricing for its popular on-premises products as an additional option alongside the company’s perpetual licensing model. As IT organizations continue to face a wide range of challenges, this new pricing model offers greater flexibility and predictability for budgets, which are both front and center for IT leaders in organizations around the world.

•
SolarWinds also announced the release of SolarWinds Service Desk Enterprise, which offers advanced ITSM capabilities to meet the heightened security expectations of modern enterprises and improve key service management processes for employees. Mature organizations require an enhanced level of dedicated support, and SolarWinds Service Desk Enterprise includes on-boarding management and a dedicated customer success partner to help ensure successful adoption making this service desk offering one of the best values in the ITSM market today.

•
Showcasing the company’s ongoing commitment to helping IT Pros achieve scale, simplification and complete visibility across hybrid IT environments, SolarWinds announced enhancements across its IT operations management portfolio. The updates include new versions of network, systems, and database management products designed to deliver unprecedented depth in monitoring end-to-end hybrid commercial-off-the-shelf and custom application delivery and performance.

•
During the quarter, SolarWinds earned a number of industry and customer recognitions for its IT management and MSP products. Notably, TrustRadius named nine SolarWinds IT operations management products and one SolarWinds MSP product as 2020 Top Rated award winners across 11 categories. These include Network Performance Monitor (NPM), Server & Application Monitor (SAM), SolarWinds Service Desk for IT Service and IT Management, and Database Performance Analyzer (DPA). SolarWinds SAM was named a winner in the IT Infrastructure Monitoring Tools category of Gartner’s Peer Insights Customers Choice 2020 awards. SolarWinds also won four Stevie Awards in the 2020 American Business Awards program, including a Gold medal for SolarWinds Service Desk.

•
SolarWinds further built upon its Customer Success initiatives to drive even greater MSP partner enablement, including an expanded global customer care team, improved onboarding tools, dedicated and enhanced localized customer success management, and new peer-to-peer advisory programs. The newest components expand on key customer success initiatives including the SolarWinds Head Nerds program and the MSP Institute, which provides training and tips through business, sales, marketing, and technical tracks from experts and industry leaders.

Balance Sheet
At June 30, 2020, total cash and cash equivalents were $331.4 million and total debt was $1.9 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of August 6, 2020, SolarWinds is providing its financial outlook for the third quarter of 2020 and full year 2020. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth on a constant currency basis, adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, the impact of purchase accounting from acquisitions and costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

Financial Outlook for Third Quarter of 2020
SolarWinds’ management currently expects to achieve the following results for the third quarter of 2020:

•
Non-GAAP total revenue in the range of $254.0 to $259.0 million, representing growth over the third quarter of 2019 non-GAAP total revenue of 5% to 7%, or 4% to 6% on a constant currency basis assuming the same average foreign currency exchange rates as those in the third quarter of 2019.

•	Adjusted EBITDA in the range of $119.0 to $122.0 million, representing 47% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.24.

•	Weighted average outstanding diluted shares of approximately 316.3 million.
Financial Outlook for Full Year 2020
SolarWinds’ management currently expects to achieve the following results for the full year 2020:

•
Non-GAAP total revenue in the range of $1.008 to $1.018 billion, representing growth over 2019 non-GAAP revenue of 7% to 8%, or 7% to 8% on a constant currency basis assuming the same average foreign currency exchange rates as those in 2019.

•	Adjusted EBITDA in the range of $470.0 to $476.0 million, representing approximately 47% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.94.

•	Weighted average outstanding diluted shares of approximately 315.5 million.

Additional details on the company's outlook will be provided on the conference call. In addition, in conjunction with this announcement, SolarWinds announced that its board of directors has authorized the company’s management team to explore a potential spin-off of its MSP business into a newly created and separately traded public company. Additional information about the potential spin-off transaction is available in the separate press release issued today and will be discussed on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business, business outlook and the potential spin-off of its MSP business at 4:00 p.m. CT (5:00 p.m. ET/2:00 p.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (877) 823-8676 and internationally at +1 (647) 689-4178. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter of 2020 and full year 2020, our market share and our positioning in the current economic environment. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (b) any of the following factors either generally or as a result of the impacts of the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (i) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (ii) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (iii) any decline in our renewal or net retention rates, (iv) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (v) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (vi) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, (vii) risks associated with our international operations; (c) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) our status as a controlled company; (f) risks related to the potential spin-off of our MSP business into a newly created and separately traded public company; and (g) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2019 filed on February 24, 2020, the Form 10-Q for the quarter ended March 31, 2020 filed on May 8, 2020 and the Form 10-Q for the quarter ended June 30, 2020 that SolarWinds anticipates filing on or before August 10, 2020. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs and restructuring costs. Management believes these measures are useful for the following reasons:

•
Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•
Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.

•
Acquisition and Other Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•
Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2020 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$331,414	$173,372
Accounts receivable, net of allowances of $3,735 and $3,171 as of June 30, 2020 and December 31, 2019, respectively	104,281	121,930
Income tax receivable	1,155	1,117
Prepaid and other current assets	22,228	23,480
Total current assets	459,078	319,899
Property and equipment, net	43,497	38,945
Operating lease assets	108,099	89,825
Deferred taxes	4,410	4,533
Goodwill	4,058,287	4,058,198
Intangible assets, net	644,361	771,513
Other assets, net	31,477	27,829
Total assets	$5,349,209	$5,310,742
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,071	$13,796
Accrued liabilities and other	47,118	47,035
Current operating lease liabilities	15,201	14,093
Accrued interest payable	159	248
Income taxes payable	25,246	15,714
Current portion of deferred revenue	314,105	312,227
Current debt obligation	19,900	19,900
Total current liabilities	432,800	423,013
Long-term liabilities:
Deferred revenue, net of current portion	32,314	31,173
Non-current deferred taxes	82,332	97,884
Non-current operating lease liabilities	111,537	93,084
Other long-term liabilities	116,488	122,660
Long-term debt, net of current portion	1,888,026	1,893,406
Total liabilities	2,663,497	2,661,220
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 310,571,064 and 308,290,310 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	311	308
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	3,067,458	3,041,880
Accumulated other comprehensive loss	(7,898)	(5,247)
Accumulated deficit	(374,159)	(387,419)
Total stockholders’ equity	2,685,712	2,649,522
Total liabilities and stockholders’ equity	$5,349,209	$5,310,742

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Subscription	$95,840	$78,780	$189,475	$150,345
Maintenance	116,498	110,793	232,847	217,085
Total recurring revenue	212,338	189,573	422,322	367,430
License	33,677	39,175	70,643	77,110
Total revenue	246,015	228,748	492,965	444,540
Cost of revenue:
Cost of recurring revenue	21,822	19,386	44,323	37,545
Amortization of acquired technologies	44,834	43,972	89,326	87,789
Total cost of revenue	66,656	63,358	133,649	125,334
Gross profit	179,359	165,390	359,316	319,206
Operating expenses:
Sales and marketing	70,712	64,813	143,090	125,408
Research and development	30,745	27,705	62,590	52,893
General and administrative	24,467	25,241	54,222	46,977
Amortization of acquired intangibles	18,294	17,301	36,590	33,803
Total operating expenses	144,218	135,060	296,492	259,081
Operating income	35,141	30,330	62,824	60,125
Other income (expense):
Interest expense, net	(18,313)	(28,177)	(42,408)	(55,559)
Other income (expense), net	363	(1,078)	(395)	219
Total other income (expense)	(17,950)	(29,255)	(42,803)	(55,340)
Income before income taxes	17,191	1,075	20,021	4,785
Income tax expense	4,346	3,194	6,761	3,759
Net income (loss)	$12,845	$(2,119)	$13,260	$1,026
Net income (loss) available to common stockholders	$12,772	$(2,119)	$13,169	$1,014
Net income (loss) available to common stockholders per share:
Basic earnings (loss) per share	$0.04	$(0.01)	$0.04	$—
Diluted earnings (loss) per share	$0.04	$(0.01)	$0.04	$—
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share	310,244	306,587	309,591	306,122
Shares used in computation of diluted earnings (loss) per share	314,898	306,587	313,874	310,353

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$12,845	$(2,119)	$13,260	$1,026
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	68,247	65,577	136,015	130,040
Provision for losses on accounts receivable	(54)	437	2,960	951
Stock-based compensation expense	12,977	7,367	24,245	15,085
Amortization of debt issuance costs	2,282	2,305	4,570	4,591
Deferred taxes	(7,288)	(9,069)	(16,032)	(20,352)
(Gain) loss on foreign currency exchange rates	656	1,208	1,639	(100)
Other non-cash expenses (benefits)	(710)	273	(900)	(414)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	17,938	17,857	13,854	7,289
Income taxes receivable	479	399	(104)	149
Prepaid and other assets	2,868	(1,846)	(1,224)	(6,172)
Accounts payable	253	963	(2,794)	1,442
Accrued liabilities and other	7,039	5,789	1,239	(5,009)
Accrued interest payable	(44)	(17)	(89)	556
Income taxes payable	(544)	(6,931)	4,022	(4,385)
Deferred revenue	(11,376)	(3,319)	3,363	16,735
Other long-term liabilities	151	(585)	66	220
Net cash provided by operating activities	105,719	78,289	184,090	141,652
Cash flows from investing activities
Purchases of property and equipment	(5,587)	(4,204)	(12,123)	(8,774)
Purchases of intangible assets	(2,488)	(1,240)	(4,182)	(2,480)
Acquisitions, net of cash acquired	—	(349,504)	—	(349,504)
Other investing activities	—	1,427	—	1,662
Net cash used in investing activities	(8,075)	(353,521)	(16,305)	(359,096)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	—	—	2,357	—
Repurchase of common stock and incentive restricted stock	(805)	(133)	(2,376)	(141)
Exercise of stock options	258	221	309	257
Proceeds from credit agreement	—	35,000	—	35,000
Repayments of borrowings from credit agreement	(4,975)	(39,975)	(9,950)	(44,950)
Net cash used in financing activities	(5,522)	(4,887)	(9,660)	(9,834)
Effect of exchange rate changes on cash and cash equivalents	2,337	944	(83)	(52)
Net increase (decrease) in cash and cash equivalents	94,459	(279,175)	158,042	(227,330)
Cash and cash equivalents
Beginning of period	236,955	434,465	173,372	382,620
End of period	$331,414	$155,290	$331,414	$155,290

Supplemental disclosure of cash flow information
Cash paid for interest	$16,177	$26,326	$38,149	$51,749
Cash paid for income taxes	$10,720	$17,832	$16,755	$26,467

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$95,840	$78,780	$189,475	$150,345
Impact of purchase accounting	560	1,819	2,073	1,819
Non-GAAP subscription revenue	96,400	80,599	191,548	152,164
GAAP maintenance revenue	116,498	110,793	232,847	217,085
Impact of purchase accounting	—	—	—	—
Non-GAAP maintenance revenue	116,498	110,793	232,847	217,085
GAAP total recurring revenue	212,338	189,573	422,322	367,430
Impact of purchase accounting	560	1,819	2,073	1,819
Non-GAAP total recurring revenue	212,898	191,392	424,395	369,249
GAAP license revenue	33,677	39,175	70,643	77,110
Impact of purchase accounting	—	—	—	—
Non-GAAP license revenue	33,677	39,175	70,643	77,110
Total GAAP revenue	$246,015	$228,748	$492,965	$444,540
Impact of purchase accounting	$560	$1,819	$2,073	$1,819
Total non-GAAP revenue	$246,575	$230,567	$495,038	$446,359

GAAP cost of revenue	$66,656	$63,358	$133,649	$125,334
Stock-based compensation expense and related employer-paid payroll taxes	(542)	(414)	(1,033)	(786)
Amortization of acquired technologies	(44,834)	(43,972)	(89,326)	(87,789)
Acquisition and other costs	(7)	(38)	(16)	(98)
Restructuring costs	—	(8)	—	(8)
Non-GAAP cost of revenue	$21,273	$18,926	$43,274	$36,653

GAAP gross profit	$179,359	$165,390	$359,316	$319,206
Impact of purchase accounting	560	1,819	2,073	1,819
Stock-based compensation expense and related employer-paid payroll taxes	542	414	1,033	786
Amortization of acquired technologies	44,834	43,972	89,326	87,789
Acquisition and other costs	7	38	16	98
Restructuring costs	—	8	—	8
Non-GAAP gross profit	$225,302	$211,641	$451,764	$409,706
GAAP gross margin	72.9%	72.3%	72.9%	71.8%
Non-GAAP gross margin	91.4%	91.8%	91.3%	91.8%

GAAP sales and marketing expense	$70,712	$64,813	$143,090	$125,408
Stock-based compensation expense and related employer-paid payroll taxes	(4,686)	(2,463)	(8,021)	(5,268)
Acquisition and other costs	(27)	(509)	(58)	(1,229)
Restructuring costs	—	(8)	(33)	(333)
Non-GAAP sales and marketing expense	$65,999	$61,833	$134,978	$118,578

GAAP research and development expense	$30,745	$27,705	$62,590	$52,893
Stock-based compensation expense and related employer-paid payroll taxes	(3,817)	(2,019)	(7,105)	(3,651)
Acquisition and other costs	—	(306)	(9)	(553)
Restructuring costs	—	(116)	—	(121)
Non-GAAP research and development expense	$26,928	$25,264	$55,476	$48,568

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(in thousands, except margin data)
GAAP general and administrative expense	$24,467	$25,241	$54,222	$46,977
Stock-based compensation expense and related employer-paid payroll taxes	(4,107)	(2,644)	(8,476)	(5,553)
Acquisition and other costs	(844)	(2,646)	(2,738)	(3,877)
Restructuring costs	9	(1,740)	(180)	(1,934)
Non-GAAP general and administrative expense	$19,525	$18,211	$42,828	$35,613

GAAP operating expenses	$144,218	$135,060	$296,492	$259,081
Stock-based compensation expense and related employer-paid payroll taxes	(12,610)	(7,126)	(23,602)	(14,472)
Amortization of acquired intangibles	(18,294)	(17,301)	(36,590)	(33,803)
Acquisition and other costs	(871)	(3,461)	(2,805)	(5,659)
Restructuring costs	9	(1,864)	(213)	(2,388)
Non-GAAP operating expenses	$112,452	$105,308	$233,282	$202,759

GAAP operating income	$35,141	$30,330	$62,824	$60,125
Impact of purchase accounting	560	1,819	2,073	1,819
Stock-based compensation expense and related employer-paid payroll taxes	13,152	7,540	24,635	15,258
Amortization of acquired technologies	44,834	43,972	89,326	87,789
Amortization of acquired intangibles	18,294	17,301	36,590	33,803
Acquisition and other costs	878	3,499	2,821	5,757
Restructuring costs	(9)	1,872	213	2,396
Non-GAAP operating income	$112,850	$106,333	$218,482	$206,947
GAAP operating margin	14.3%	13.3%	12.7%	13.5%
Non-GAAP operating margin	45.8%	46.1%	44.1%	46.4%

GAAP net income (loss)	$12,845	$(2,119)	$13,260	$1,026
Impact of purchase accounting	560	1,819	2,073	1,819
Stock-based compensation expense and related employer-paid payroll taxes	13,152	7,540	24,635	15,258
Amortization of acquired technologies	44,834	43,972	89,326	87,789
Amortization of acquired intangibles	18,294	17,301	36,590	33,803
Acquisition and other costs	878	3,499	2,821	5,757
Restructuring costs	(9)	1,872	213	2,396
Tax benefits associated with above adjustments	(12,637)	(13,760)	(27,090)	(26,809)
Non-GAAP net income	$77,917	$60,124	$141,828	$121,039

GAAP diluted earnings (loss) per share	$0.04	$(0.01)	$0.04	$—
Non-GAAP diluted earnings per share	$0.25	$0.20	$0.45	$0.39

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(in thousands)
Net income (loss)	$12,845	$(2,119)	$13,260	$1,026
Amortization and depreciation	68,247	65,577	136,015	130,040
Income tax expense	4,346	3,194	6,761	3,759
Interest expense, net	18,313	28,177	42,408	55,559
Impact of purchase accounting on total revenue	560	1,819	2,073	1,819
Unrealized foreign currency (gains) losses	656	1,208	1,639	(100)
Acquisition and other costs	878	3,499	2,821	5,757
Debt related costs	91	95	184	196
Stock-based compensation expense and related employer-paid payroll taxes	13,152	7,540	24,635	15,258
Restructuring costs	(9)	1,872	213	2,396
Adjusted EBITDA	$119,079	$110,862	$230,009	$215,710
Adjusted EBITDA margin	48.3%	48.1%	46.5%	48.3%

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Growth Rate	2020	2019	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$95,840	$78,780	21.7%	$189,475	$150,345	26.0%
Impact of purchase accounting	560	1,819	(2.1)	2,073	1,819	(0.1)
Non-GAAP subscription revenue	96,400	80,599	19.6	191,548	152,164	25.9
Estimated foreign currency impact(1)	1,210	—	1.5	2,148	—	1.4
Non-GAAP subscription revenue on a constant currency basis	$97,610	$80,599	21.1%	$193,696	$152,164	27.3%

GAAP maintenance revenue	$116,498	$110,793	5.1%	$232,847	$217,085	7.3%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP maintenance revenue	116,498	110,793	5.1	232,847	217,085	7.3
Estimated foreign currency impact(1)	440	—	0.4	1,010	—	0.5
Non-GAAP maintenance revenue on a constant currency basis	$116,938	$110,793	5.5%	$233,857	$217,085	7.7%

GAAP total recurring revenue	$212,338	$189,573	12.0%	$422,322	$367,430	14.9%
Impact of purchase accounting	560	1,819	(0.8)	2,073	1,819	—
Non-GAAP total recurring revenue	212,898	191,392	11.2	424,395	369,249	14.9
Estimated foreign currency impact(1)	1,650	—	0.9	3,158	—	0.9
Non-GAAP total recurring revenue on a constant currency basis	$214,548	$191,392	12.1%	$427,553	$369,249	15.8%

GAAP license revenue	$33,677	$39,175	(14.0)%	$70,643	$77,110	(8.4)%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP license revenue	33,677	39,175	(14.0)	70,643	77,110	(8.4)
Estimated foreign currency impact(1)	171	—	0.4	383	—	0.5
Non-GAAP license revenue on a constant currency basis	$33,848	$39,175	(13.6)%	$71,026	$77,110	(7.9)%

Total GAAP revenue	$246,015	$228,748	7.5%	$492,965	$444,540	10.9%
Impact of purchase accounting	560	1,819	(0.6)	2,073	1,819	—
Non-GAAP total revenue	246,575	230,567	6.9	495,038	446,359	10.9
Estimated foreign currency impact(1)	1,821	—	0.8	3,541	—	0.8
Non-GAAP total revenue on a constant currency basis	$248,396	$230,567	7.7%	$498,579	$446,359	11.7%
________

(1)
The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and six months ended June 30, 2020.

Reconciliation of 2020 Non-GAAP Revenue to Adjusted Non-GAAP Revenue
Assuming Rates in Previously Issued Outlook
(Unaudited)

Three Months Ended June 30, 2020

(in thousands)
Total non-GAAP revenue	$246,575
Estimated foreign currency impact(2)	(1,590)
Total adjusted non-GAAP revenue assuming foreign currency exchange rates used in previously issued outlook	$244,985
________

(2)
Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our three months ended June 30, 2020 actual non-GAAP results and the rates assumed in our previously issued outlook dated April 30, 2020.

Reconciliation of Non-GAAP Revenue Outlook

	Q3 2020
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$254	$259	5%	7%
Estimated foreign currency impact	(2)	(2)	(1)	(1)
Non-GAAP total revenue on a constant currency basis(1)	$252	$257	4%	6%

	Full Year 2020
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$1,008	$1,018	7%	8%
Estimated foreign currency impact	(1)	(1)	—	—
Non-GAAP total revenue on a constant currency basis(1)	$1,007	$1,017	7%	8%

________

(1)
Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.

(2)	Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(in thousands)
Net cash provided by operating activities	$105,719	$78,289	$184,090	$141,652
Capital expenditures(1)	(8,075)	(5,444)	(16,305)	(11,254)
Free cash flow	97,644	72,845	167,785	130,398
Cash paid for interest and other debt related items	16,166	25,984	38,111	50,608
Cash paid for acquisition and other costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items	2,734	6,234	6,445	10,620
Unlevered free cash flow (excluding forfeited tax shield)	116,544	105,063	212,341	191,626
Forfeited tax shield related to interest payments(2)	(3,640)	(5,923)	(8,584)	(11,644)
Unlevered free cash flow	$112,904	$99,140	$203,757	$179,982
_______________

(1)	Includes purchases of property and equipment and purchases of intangible assets.

(2)	Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and six months ended June 30, 2020 and 2019.

Supplemental Reconciliation of Compound Annual Growth Rate (CAGR)
on GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended
	March 31, 2018	June 30, 2020	CAGR(2)

	(in millions, except percentages)
GAAP total revenue - Core IT Management	$142.1	$172.7	9%
Impact of purchase accounting	1.3	0.6
Non-GAAP total revenue - Core IT Management	143.4	173.3	9%
Estimated foreign currency impact(1)	(3.0)	0.5
Non-GAAP total revenue on a constant currency basis - Core IT Management	$140.4	$173.8	10%

GAAP total revenue - MSP	$54.8	$73.3	14%
Impact of purchase accounting	0.2	—
Non-GAAP total revenue - MSP	55.0	73.3	14%
Estimated foreign currency impact(1)	(3.1)	1.3
Non-GAAP total revenue on a constant currency basis - MSP	$51.9	$74.6	17%

GAAP total revenue	$196.9	$246.0	10%
Impact of purchase accounting	1.5	0.6
Non-GAAP total revenue	198.4	246.6	10%
Estimated foreign currency impact(1)	(6.1)	1.8
Non-GAAP total revenue on a constant currency basis	$192.3	$248.4	12%

________

(1)
The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the current year monthly periods.

(2)	Compound Annual Growth Rate (CAGR) is calculated based on total revenue, as adjusted if applicable, for the period from the three months ended March 31, 2018 to the three months ended June 30, 2020.